UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

ARC GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

1409 Kinsley Ave., Ste. 2 Orange Park, FL (Address of principal executive offices)	32073 (Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

6327-4 Argyle Forest Blvd., Jacksonville, FL 32244

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General

On January 2, 2019, ARC Group, Inc. (the “Company”) appointed Seenu G. Kasturi as its Chief Executive Officer. As a result of the appointment, Mr. Kasturi now serves as the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Company’s board of directors.

In connection therewith, on January 2, 2019, Mr. Kasturi resigned as the Company President and Richard W. Akam resigned as the Company’s Chief Executive Officer. Mr. Akam will continue to serve as the Company’s Chief Operating Officer and Secretary.

Mr. Kasturi has served as the Company’s Chief Financial Officer and Chairman of the Company’s board of directors since January 2017, and served as the Company’s President from January 2017 to January 2019. He has served as the President and Chief Executive Officer of Blue Victory Holdings, Inc., an asset development firm focused primarily on the ownership and management of branded restaurants, since October 2009. He has also served as the President, Treasurer and Secretary of DWG Acquisitions, LLC, a Louisiana limited liability company that owns and operates restaurants, since February 2013. From June 2005 to October 2009, Mr. Kasturi served as the President of K&L Investment Realty, an owner and manager of restaurants and real estate properties. Prior to that, he served as a certified financial planner, a registered broker and an investment advisor. Mr. Kasturi earned a Bachelor of Arts degree from Andhra University in Visakhapatnam, India.

Employment Agreements

On January 2, 2019, the Company entered into an amended and restated employment agreement with Mr. Kasturi to serve as the Chief Executive Officer and Chief Financial Officer of the Company (the “Kasturi Employment Agreement”). The Kasturi Employment Agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the agreement, Mr. Kasturi will be paid an initial annual base salary in the amount of $350,000. Mr. Kasturi will be eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. He will also be eligible to receive annual bonuses in the discretion of the Company’s board of directors beginning with the Company’s fiscal year ended December 31, 2019. The employment agreement contains customary confidentiality, non-competition and non-solicitation provisions in favor of the Company.

Pursuant to the terms of the Kasturi Employment Agreement, the Company entered into a restricted stock award agreement with Mr. Kasturi pursuant to which the Company granted 390,000 shares of the Company’s common stock, $0.01 par value per share, to Mr. Kasturi. The shares vest in accordance with the following schedule: (i) 130,000 shares on March 31, 2019; (ii) 130,000 shares on March 31, 2020; and (iii) 130,000 shares on March 31, 2021. In the event the Company terminates the employment of Mr. Kasturi without “cause”, as such term is defined in Section 4(c) of the Kasturi Employment Agreement, his restricted stock award will vest in full immediately. In the event Mr. Kasturi’s employment with the Company terminates by reason of death or “disability”, as such term is defined in Section 4(b) of the Kasturi Employment Agreement, or if the Company terminates Mr. Kasturi’s employment for “cause”, as such term is defined in Section 4(c) of the Kasturi Employment Agreement, or if Mr. Kasturi terminates his own employment with the Company, then any shares that have not yet vested shall be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

Also on January 2, 2019, the Company entered into a Second Amendment to Employment Agreement with Richard W. Akam (the “Amendment”) pursuant to which Mr. Akam resigned as the Company Chief Executive Officer but retained his positions as the Company’s Chief Operating Officer and Secretary.

The foregoing description of the Kasturi Employment Agreement, restricted stock award agreement and Amendment does not purport to be complete and is qualified in its entirety by reference to the Kasturi Employment Agreement, restricted stock award agreement and Amendment, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Related-Party Transactions

The Company has been a party to a number of franchise agreements with DWG Acquisitions LLC, a Florida limited liability company of which Seenu G. Kasturi owns all of the outstanding membership interests and for which he has served as the President, Treasurer and Secretary since its formation in 2013. During the nine-month period ended September 30, 2018, the Company generated a total of $100,994 in royalties and franchise fees through its franchise agreements with DWG Acquisitions. The Company had a total of $100,892 for accounts payable and accrued expenses outstanding from DWG Acquisitions and certain of its employees at September 30, 2018. The outstanding amounts were primarily for rent owed to DWG Acquisitions and other expenses owed to the employees.

On June 11, 2018, the Company created a series of preferred stock designated as series A convertible preferred stock and authorized 1,000,000 shares of series A convertible preferred stock for issuance. Each share of series A convertible preferred stock is entitled to 100 votes per share and is convertible into one share of common stock at a conversion price of $0.75 per share of common stock. The conversion price may be paid in cash, through a reduction in the number of shares of common stock to be issued upon conversion, or by other methods approved by the board of directors. The series A convertible preferred stock is treated pari passu with the common stock in all other respects, including dividends and liquidation. On June 12, 2018, the Company entered into a securities purchase agreement with Mr. Kasturi pursuant to which it sold 449,581 shares of series A convertible preferred stock to Mr. Kasturi in exchange for 449,581 shares of common stock held by Mr. Kasturi.

On August 30, 2018, the Company entered into a secured convertible promissory note (the “Note”) with Mr. Kasturi pursuant to which the Company borrowed $622,929 to help finance the acquisition of substantially all of the assets of the “Fat Patty’s” restaurant brand. All principal and accrued but unpaid interest is due and payable by the Company in full on the earlier of: (i) the fifth (5th) anniversary of the date of the Note, or (ii) the date that Mr. Kasturi demands repayment in full by providing written notice thereof to the Company. Interest accrues at the rate of six percent per annum and is payable in full on the maturity date. Mr. Kasturi has the right, at any time during the term of the Note and from time to time, to convert all of any portion of the outstanding principal of the Note, together with accrued and unpaid interest payable thereon, into shares of the Company’s common stock at a conversion rate of $1.36 per share. The note is secured by all of the assets of the Company.

On October 30, 2018, the Company entered into an agreement with SDA Holdings, LLC (“SDA Holdings”) and Fred D. Alexander to purchase all of the issued and outstanding membership interests in SDA Holdings. SDA Holdings is the owner of the “Tilted Kilt Pub and Eatery” restaurant franchise and is owned by Mr. Alexander, who is a member of the Company’s board of directors. Upon closing of this acquisition, the Company will issue 666,667 shares of common stock to Mr. Kasturi, place 718,563 shares of common stock into escrow to replace a like number of shares placed in escrow by Mr. Kasturi, and through a wholly-owned subsidiary, be the obligor under a demand promissory note in favor of Mr. Kasturi in the principal amount of up to $2,500,000.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Amended and Restated Employment Agreement, dated January 2, 2019, by and between ARC Group, Inc., and Seenu G. Kasturi

10.2	Second Amendment to Employment Agreement, dated January 2, 2019, by and between ARC Group, Inc. and Richard W. Akam

10.3	Restricted Stock Award Agreement, dated January 2, 2019, by and between ARC Group, Inc. and Seenu G. Kasturi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Dated: January 8, 2019	/s/ Seenu G. Kasturi
Seenu G. Kasturi
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated January 2, 2019, by and between ARC Group, Inc., and Seenu G. Kasturi

10.2	Second Amendment to Employment Agreement, dated January 2, 2019, by and between ARC Group, Inc. and Richard W. Akam

10.3	Restricted Stock Award Agreement, dated January 2, 2019, by and between ARC Group, Inc. and Seenu G. Kasturi